UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 27, 2016

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit and Security Agreement

On December 27, 2016, Orion Energy Systems, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “First Amendment”) to the Company’s existing Credit and Security Agreement, dated as of February 6, 2015 (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”), by and among the Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association. The First Amendment amended the Existing Credit Agreement to, among other things:

•	Extend the maturity date thereunder from February 6, 2018 to February 6, 2019; and

•	Eliminate a $5,000,000 excess availability reserve thereunder, which previously reduced the amount available to be drawn under the Existing Credit Agreement by such amount.

The foregoing is a summary of the First Amendment and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Entry into a Material Definitive Agreement.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1    First Amendment to Credit Agreement and Security Agreement, dated as of December 27, 2016, by and among Orion Energy Systems, Inc., the subsidiary Borrowers party thereto, the subsidiary Guarantors party thereto and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: December 29, 2016	By:	/s/ William T. Hull
William T. Hull
Chief Financial Officer

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